EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File No. 33-91238, File No. 33-94878, File No. 33-99728 and File No. 333-37795).

  /s/ ARTHUR ANDERSEN LLP

  Chattanooga, Tennessee
  March 29, 1999